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                                                                    EXHIBIT 99.5



                      CONSENT OF SALOMON SMITH BARNEY INC.

                  We hereby consent to the use of our name and to the description of our opinion letter, dated February 27, 2000, under the captions "Summary", "The Merger-Background of the Merger", "The Merger - Recommendation and Considerations of the Columbia Board of Directors" and "The Merger-Opinion of Columbia's Financial Advisors" in, and to the inclusion of such opinion letter as Annex V to, the Joint Proxy Statement/Prospectus of NiSource Inc. and Columbia Energy Group, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of NiSource Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    SALOMON SMITH BARNEY INC.



                                                    By: /s/ SALOMON SMITH BARNEY
                                                       -------------------------


New York, New York
April 21, 2000